UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2020

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2020, Manitex International, Inc. (the “Company”) appointed Joseph Doolan as Chief Financial Officer of the Company, effective as of October 20, 2020. Mr. Doolan will serve as the principal financial officer and principal accounting officer of the Company.

Mr. Doolan, age 57, served from 2016 to 2019 as the Vice President – Finance of Fram Group Holdings Inc., a portfolio company of Rank Group that is a supplier of a broad range of automotive products, which was carved out from UCI-FRAM Inc. in 2016. From 2012 to 2016, he served as Vice President – Finance of UCI-FRAM Inc., a manufacturer of aftermarket auto parts. There are no arrangements or understandings required to be disclosed pursuant to Item 401(b) of Regulation S-K or family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Similarly, there are no transactions with related persons required to be disclosed pursuant to Item 404(a) of Regulation S-K involving Mr. Doolan.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Doolan entered into an employment agreement with the Company effective as of October 20, 2020 (the “Doolan Agreement”). Pursuant to the Doolan Agreement, Mr. Doolan will serve for a term commencing on October 20, 2020 and continuing through December 31, 2021. The employment term will automatically extend for one-year periods at the end of the then-current term, unless either party notifies the other party of non-renewal. Mr. Doolan will receive an annual base salary of $250,000, which will be reviewed annually by the Compensation Committee of the Company’s Board of Directors (the “Committee”), and he will be eligible to receive annual cash incentives payable upon achievement of performance goals established by the Committee. On October 20, 2020, he will be granted 10,000 restricted stock units, one-third of which will vest immediately, with the balance vesting over a three-year period.

The foregoing descriptions of the Doolan Agreement is qualified in its entirety by reference to the full text of the Doolan Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD.

On October 5, 2020, the Company issued a press release regarding Mr. Doolan’s appointment as Chief Financial Officer. A copy of the press releases is furnished herewith as Exhibit 99.1 and incorporated herein by reference to this Item 7.01.

The information set forth in this Item 7.01 including the information set forth in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of October 20, 2020, between Manitex International, Inc. and Joseph Doolan.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ Steve Filipov
Name:	Steve Filipov
Title:	Chief Executive Officer

Date: October 5, 2020